Exhibit 10.38
PROXY AGREEMENT
This Proxy Agreement (the “Agreement”) is entered into effective as of May 9, 2011 between the following parties in Dongping County, People’s Republic of China (the “PRC”).

Party A:	Mr. Wang Xuchun Mr. Huang Lingfa Mr. Qiao Binglong Mr. Wang Guo

Party B: Taian Yisheng Management & Consulting Co., Ltd., a wholly foreign-owned enterprise duly established and valid existing under the laws of the People’s Republic of China (“PRC”). Registered Address: Ruixing industry park, Dongping County, Shandong Province, China.

Party C:	Shandong Xiangrui Pharmacy Co., Ltd Address: Pengji Town, Dongping County, Shandong Province Legal Representative: Mr. Huang Lingfa

WHEREAS, Party A is the current legal shareholders of Party C and holds a 100% interest collectively in Party C;
WHEREAS, Party C and Party B, have entered into an Exclusive Technical and Consulting Service Agreement and other agreements. In order to perform the above agreements, Party A is willing to entrust the person designated by Party B (the “Proxy”) with its shareholder’s rights in Party C under PRC laws.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.	Party A hereby agrees to irrevocably entrust the Proxy with all of its shareholder’s rights in Party C, including, but not limited to, the right to attend shareholders’ meetings, the right to execute shareholders’ resolutions, the right to sell, assign, transfer or pledge all or any of Party A’s equity interests in Party C, and the right to vote such equity interests for all matters including, but not limited to, the appointment of legal representative, board members, executive directors, inspectors, chief managers and other senior management officers.
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2.	Party B agrees to designate the Proxy who shall be entrusted by Party A, and such person shall represent Party A in all matters relating to the exercise of its shareholder’s rights pursuant to this Agreement.
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3.	Party A and Party B hereby acknowledge that if Party B withdraws the appointment of the Proxy, Party A will withdraw the authorization of the Proxy and shall authorize another person(s) designated by Party B to exercise the rights of Party A relating to its equity interest in Party C.
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4.	This Agreement has been duly executed by all of the Parties and/or their authorized representatives as of the date first set forth above and shall be effective simultaneously.
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5.	This Agreement shall be executed and come into effect as of the date first set forth above. This Agreement shall expire on the date that is twenty-five (25) years following the date hereof, and this Agreement may be extended prior to termination upon written agreement by each Party.
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6.	Any amendment and/or rescission of this Agreement shall be in writing and executed upon all of the Parties hereto.
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7	If any of the terms of this Agreement is invalid, illegal or unenforceable due to its non-compliance with applicable law, the validity and enforceability of the other terms hereof shall nevertheless remain unaffected.
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8	This Agreement shall be governed by, construed in all respects and performed in accordance with the laws of the PRC.
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9	This Agreement is executed both in Chinese and English in one or more original or facsimile counterparts. The Chinese version will prevail in the event of any inconsistency between the English and any Chinese translations thereof.
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10	The Parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through mutual agreement and negotiation. In case no settlement can be reached through consultation, each Party may submit such matter to the Shanghai Sub-commission of China International Economic and Trade Arbitration Committee for arbitration. The arbitration shall be held in Shanghai. The arbitration proceedings shall be conducted in Chinese. The arbitration award shall be final and binding upon the Parties. The arbitration award may be submitted to any court with jurisdiction for enforcement.
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[Remainder of Page Left Intentionally Blank — Signature Page Follows]

[Proxy Agreement —Signature Page]
IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

Part A:

By:

	Name:	Mr. Wang Xuchun

By:

	Name:	Mr. Huang Lingfa

By:

	Name:	Mr. Qiao Binglong

By:

	Name:	Mr. Wang Guo

Part B: Taian Yisheng Management & Consulting Co., Ltd.

By:

Name:

Part C: Shandong Xiangrui Pharmacy Co., Ltd

By:

Name:

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